                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR THE USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                          Phoenix Footwear Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                          PHOENIX FOOTWEAR GROUP, INC.
                               5759 FLEET STREET
                           CARLSBAD, CALIFORNIA 92008

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 22, 2003

     The Annual Meeting of Stockholders of Phoenix Footwear Group, Inc. (the "Company") will be held at The Strathallan Hotel, 550 East Avenue, Rochester, New York 14607 on Thursday, May 22, 2003, at 9:00 o'clock a.m., for the following purposes:

          1.  To elect seven persons to the Board of Directors of the Company.

          2. To ratify the action of the Board of Directors in selecting Deloitte & Touche LLP as auditors for the Company for 2003.

          3. To consider and act upon a proposal to amend the Certificate of Incorporation to increase from 6,000,000 to 50,000,000 the number of shares of Common Stock which the Company is authorized to issue and from 1,000 to 500,000 the number of shares of preferred stock which the Company is authorized to issue.

          4. To consider and act upon a proposal to amend the Company's 2001 Long-Term Incentive Plan to increase the number of shares of Common Stock which may be awarded thereunder from 300,000 to 500,000.

          5. To transact such other business as may properly come before the meeting.

     Stockholders of record as of the close of business on April 11, 2003 are entitled to notice of and to vote at the meeting and at any adjournment thereof.

                                          By order of the Board of Directors

                                          GARY E. PFLUGFELDER,
                                          Secretary

April 22, 2003

A FORM OF PROXY AND A RETURN ENVELOPE ARE ENCLOSED FOR THE USE OF STOCKHOLDERS. IT IS REQUESTED THAT YOU FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE EVEN IF YOU PLAN TO ATTEND THE MEETING IN ROCHESTER, NEW YORK ON MAY 22, 2003.

                          PHOENIX FOOTWEAR GROUP, INC.
                               5759 FLEET STREET
                           CARLSBAD, CALIFORNIA 92008

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 22, 2003

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Phoenix Footwear Group, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 22, 2003, at 9:00 A.M. at The Strathallan Hotel, 550 East Avenue, Rochester, New York 14607, together with any and all adjournments thereof. It is anticipated that this Proxy Statement and the enclosed proxy will first be sent or given to stockholders on or about April 22, 2003.

     A copy of the Annual Report to Stockholders of the Company for the year ended December 31, 2002, including audited financial statements, is being mailed with this Proxy Statement. You may also obtain a copy of the Company's Annual Report on Form 10-K filed with the Securities Exchange Commission (the "SEC") without charge upon written request submitted to Phoenix Footwear Group, Inc., c/o Kenneth Wolf, CFO and Treasurer, 5759 Fleet Street, Carlsbad, California 92008. You may also obtain a copy, without charge, at the SEC's Internet site (http://www.sec.gov).

     The close of business on April 11, 2003 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and at any adjournment. Each stockholder shall be entitled to one vote for each share held of record in his or her name on that date. There were outstanding on the record date 2,166,098 shares of Common Stock, $.01 par value per share, of the Company, being the only class of stock of the Company issued and outstanding and entitled to vote at the meeting.

     The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company, which has designated the nominees for Directors listed below. A stockholder giving such proxy has the right to revoke it at the meeting or at any time prior thereto. All shares represented by proxies in the form enclosed herewith will be voted at the meeting and at any adjournments in accordance with the terms of such proxies, provided such proxies appear to be valid and to have been executed by stockholders of record entitled to vote at the meeting and have not previously been revoked. If no contrary instructions are given, the persons named in the proxy will vote FOR the seven nominees described on the following pages; FOR the ratification of the appointment of Deloitte & Touche LLP as auditors of the Company for 2003; FOR the proposal to amend the Certificate of Incorporation to increase from 6,000,000 to 50,000,000 the number of shares of Common Stock which the Corporation is authorized to issue and from 1,000 to 500,000 the number of shares of preferred stock which the Company is authorized to issue; FOR the proposal to amend the Company's 2001 Long-Term Incentive Plan to increase from 300,000 to 500,000 the number of Common Stock which may be awarded thereunder; and, in their discretion, upon any other matter which may properly come before the meeting or any adjournment. The Board of Directors does not know of any matters not specifically referred to in this Proxy Statement which may come before the meeting.

     In accordance with the By-Laws of the Company, a majority of the outstanding shares of Common Stock entitled to vote, present in person or represented by proxy at the meeting, is required to constitute a quorum for the transaction of business. The affirmative vote of a majority of the shares present shall be required to pass any measure properly presented to the meeting, except Proposal 3 which requires the affirmative vote of a majority of the outstanding shares of Common Stock and Proposal 1 which requires a plurality of the votes cast for the election of directors. Shares which abstain from voting on any matter shall be included for purposes of determining the presence of a quorum, but shall be excluded in tabulating votes cast for or against any proposal to which an abstention pertains. Abstention may not be specified on the proposal relating to the election of directors. However, votes that are withheld will be excluded entirely from the vote and have no effect. Broker non-votes will count only in the determination of a quorum.

     All costs of preparing, assembling and mailing the enclosed proxy material, and any additional material which may hereafter be sent in connection with the solicitation and collection of the enclosed proxy, will be paid by the Company and no part will be paid directly or indirectly by any other person. Solicitation of proxies may be made by personal interview, mail, telephone or telecopier by officers and regular employees of the Company but no additional compensation will be paid them for the time so employed.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     Seven persons are to be elected to the Board of Directors. The Board of Directors has nominated the persons listed below for election. If elected, each nominee will hold office until the Annual Meeting to be held in 2004, and until his successor is elected and shall qualify.

     The following biographies set forth certain information with respect to the nominees for election as directors of the Company, none of whom is related to any other nominee or executive officer.

EDWARD BLOOMBERG, AGE: 65

     Edward Bloomberg has been a director of the Company since 1993. For more than the last five years Mr. Bloomberg has been an independent investment advisor.

STEVEN M. DEPERRIOR, AGE: 44

     Steven M. DePerrior has been a director of the Company since 1996. He is a Principal with Burke Group, which provides certain human-resources consulting services to the Company.

GREGORY M. HARDEN, AGE: 47

     Gregory M. Harden has been a director of the Company since 1996. He is President and Chief Executive Officer of Harden Furniture Co., Inc., a furniture manufacturer in McConnellsville, New York. Mr. Harden also serves on the board of directors of Oneida, Ltd.

WILHELM PFANDER, AGE: 64

     Wilhelm Pfander has been a director of the Company since April, 2000. He is Senior Vice President -- Sourcing and Development of the Company, having been elected in February, 2000. For more than five years prior thereto he was Vice President -- Manufacturing and Product Development at Penobscot Shoe Company.

GARY E. PFLUGFELDER, AGE: 71

     Gary E. Pflugfelder has been a director of the Company since 1983. Mr. Pflugfelder is sales consultant to, and prior to September 6, 1992 served as General Manager of, the Personal Financial Security Division of Aetna Life & Casualty Company.

JAMES R. RIEDMAN, AGE: 43

     James R. Riedman has been a director of the Company since 1993 and has been Chairman of the Board of Directors and Chief Executive Officer of the Company since 1996. Mr. Riedman is President of Riedman Corporation, a holding company which, until January, 2000, included a commercial insurance agency which obtained property and casualty insurance coverage for the Company. Mr. Riedman is also a director of Harris Interactive Inc.

GREG A. TUNNEY, AGE: 42

     Greg A. Tunney has been a director of the Company since 1998 and has been President and Chief Operating Officer of the Company since 1998. From 1992 to 1998, Mr. Tunney was a Vice President of Brown Shoe Company. Mr. Tunney is also a director of Manufacturers of Maine Group Trust.

     A stockholder using the enclosed form of proxy may authorize the persons named in the proxy to vote for all or any of the above named nominees or may withhold from said persons authority to vote for all or any of such nominees. The Board of Directors recommends a vote FOR the nominees named above. If, for any reason, any of the nominees named above should not be available for election as contemplated, it is the intention of the persons named in the proxy to vote for such other person or persons, if any, as the Board of Directors may recommend. The Board of Directors has no reason to believe any nominees will be unavailable.

  MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS
                                  DURING 2002

     The Board of Directors held 12 meetings during 2002. Each of the Directors other than Edward Bloomberg attended more than 75% of the total number of meetings of the Board of Directors and any committee on which he served.

     The Board has an Executive Committee whose function is to act when the full Board of Directors is unavailable. It has the authority of the Board in the management of the business and affairs of the Company, except those powers that cannot be delegated by the Board of Directors by law. Messrs. Riedman, Tunney, Harden and DePerrior are members of the Committee which met once in 2002.

     The Board has a Compensation Committee whose function is to review executive compensation, including the grant of stock options under the Company's 2001 Long-Term Incentive Plan, and matters relating to the Company's benefit plans. The members of the Compensation Committee at the end of 2002 were Messrs. Pflugfelder, DePerrior and Bloomberg. The Compensation Committee met once during 2002.

     The Board has a Retirement Plan Committee to administer its Retirement Savings Partnership Plan. Messrs. Riedman and DePerrior are members of the Committee which did not meet during the year.

     The entire Board acts as the Nominating Committee whose function is to select candidates for nomination to the Board of Directors. The Nominating Committee did not meet during 2002. While there is no formal procedure established for stockholders to submit recommendations to the Nominating Committee, the Nominating Committee will consider candidates whose names are submitted to the Company.

     The Board also has an Audit Committee whose members at the end of 2002 were Messrs. Harden, Bloomberg and Pflugfelder. Each of the members of the Audit Committee are independent as defined in Section 121(A) of the listing standards of the American Stock Exchange on which the Company's Common Stock is listed. The Audit Committee met six times during 2002. In carrying out its responsibilities, the Audit Committee reviews the Company's policies and procedures for internal accounting and financial controls with the Company's independent auditors and with management and also reviews the degree of cooperation extended to the auditors by Company employees. The Committee also reviews the results of the audit of the Company's year-end financial statements and notes.

     Other functions of the Audit Committee are to recommend the selection of the Company's independent auditors and to approve any professional service rendered by the independent auditors after considering whether providing such service will affect the independence of the auditors.

     On July 27, 2000 the Board of Directors adopted the Audit Committee Charter which sets forth the Company's policies with respect to the role, independence and responsibilities of Audit Committee members. A copy was attached to the Proxy Statement for the September 6, 2001 Annual Stockholders' Meeting.

     The Audit Committee Report to Stockholders is found in Proposal 2.

                           COMPENSATION OF DIRECTORS

     The 2002 annual retainer for each Director who is not an officer of the Company was $5,000 cash and an option to purchase 5,000 shares of common stock, awarded at the annual meeting of directors, with an exercise price equal to the market price of the Company's stock on that date. Fifty percent of the director options vest immediately and the balance vest equally on the first and second anniversary of the date of grant, if the option holder continues to be a director on those dates. The annual retainer was increased to $7,500 for 2003, with the option grant remaining at 5,000 shares.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock by each beneficial owner known by the Company to own more than 5% of the Common Stock, each current director, each nominee for director, the Chief Executive Officer of the Company, the four most highly compensated executive officers other than the CEO and all directors, nominees for director and executive officers of the Company as a group, as of March 28, 2003, including shares which underlie options which can be exercised within 60 days.

                                                                  SHARES OF          PERCENTAGE OF
                                                                 COMMON STOCK         COMMON STOCK
                                                                 BENEFICIALLY         BENEFICIALLY
                                                                 OWNED AS OF          OWNED AS OF
NAME AND ADDRESS OF BENEFICIAL OWNER                            MARCH 28, 2003       MARCH 28, 2003
------------------------------------                          ------------------     --------------
Edward Bloomberg, Director..................................        136,336(1)(2)          6.3%
  141 Crown Road
  Kentfield, CA 92904
Steven M. DePerrior, Director...............................        423,837(2)(3)         19.6%
  Burke Group
  10 East Street
  Honeoye Falls, NY 14472
Gregory M. Harden, Director.................................          6,836(2)           *
  Harden Furniture
  Mill Pond Way
  McConnellsville, NY 13401
Wilhelm Pfander, Director...................................         20,659(4)           *
  11273 Callaway Green Drive
  Ft. Myers, FL 33913
Gary E. Pflugfelder, Director & Secretary...................          9,474(2)(5)        *
  500 South Salina Street
  Suite 320
  Syracuse, NY 13202
James R. Riedman, Chairman & CEO............................      1,361,096(2)(6)         62.8%
  Phoenix Footwear Group, Inc.
Riedman Corporation.........................................        316,355(7)            14.6%
  45 East Avenue
  Rochester, NY 14064
Retirement Committee of the Phoenix Footwear Group, Inc.....        418,501               19.3%
  Retirement Savings Partnership Plan
Greg A. Tunney, President...................................         88,241(8)             4.1%
  Phoenix Footwear Group, Inc.
Kenneth G. Wolf, CFO & Treasurer............................          4,000(9)           *
  Phoenix Footwear Group, Inc.
8 Officers and Directors as a Group.........................      1,631,978               75.3%
                                                                  ---------               ----

---------------

 *  Less than 1%

(1) Includes 14,000 shares held by members of Mr. Bloomberg's family and 61,500 shares held by Mr. Bloomberg on behalf of clients in his capacity as an investment advisor, as to which Mr. Bloomberg disclaims beneficial ownership.

(2) Includes 1,449 shares which he may purchase under an option granted September 6, 2001 to each director who is not a full-time employee and 3,750 shares which he may purchase under a 5,000 share option granted May 10, 2002 to each director who is not a full-time employee.

(3) Includes 418,501 shares owned by the Retirement Plan, of whose Retirement Committee, the Plan fiduciary, Mr. DePerrior is a member and shares the right to vote.

(4) Represents shares which Mr. Pfander may purchase under a 5,000 share option granted October 26, 2000 and a 10,000 share option granted February 7, 2002. It also represents 5,659 shares allocated to Mr. Pfander's account in the Company's Retirement Savings Partnership Plan.

(5) Includes 500 shares owned by a family member, as to which Mr. Pflugfelder disclaims beneficial ownership.

(6) Includes 24,000 shares which Mr. Riedman may purchase through exercise of a stock option granted to him on April 11, 2001 in connection with a $750,000 loan to the Company which was converted in accordance with its terms to 203,804 shares (included); and 50,000 shares which he may purchase through exercise of a stock option granted to him on June 1, 2001 in connection with his guarantee of $1.0 million of the Company's bank debt. It also includes 316,355 shares beneficially owned by Riedman Corporation, of which Mr. Riedman is a shareholder, director and President, and the following shares of which Mr. Riedman disclaims beneficial ownership: 7,700 shares owned by his children; 418,501 shares owned by the Phoenix Footwear Group, Inc. Retirement Savings Partnership Plan (the "Retirement Plan") of whose Retirement Committee, the Plan fiduciary, Mr. Riedman is a member and shares the right to vote; and 31,785 shares held by an affiliated entity.

(7) Includes 25,000 shares that Riedman Corporation may purchase through exercise of a stock option granted to it on July 17, 1997 in connection with a bridge loan to the Company, 50,000 shares that Riedman Corporation may purchase through exercise of a stock option granted to it on September 1, 1999 in connection with a guaranty provided for certain bank financing for the Company, and 50,000 shares that Riedman Corporation may purchase through exercise of a stock option granted to it on January 19, 2001, in connection with a guaranty of additional bank financing provided to the Company.

(8) Represents shares which Mr. Tunney may purchase under a 50,000 share option granted to him on October 26, 2000 and a 25,000 share option granted to him on February 27, 2002. It also represents 13,241 shares allocated to Mr. Tunney's account in the Company's Retirement Savings Partnership Plan. See "Option Grants In Last Fiscal Year."

(9) Mr. Wolf was elected Chief Financial Officer and Treasurer on February 1, 2003 at which time he was awarded an option to purchase 25,000 shares of Common Stock at $7.15 per share, the market price on that date. The option extends for 10 years and is exercisable as to one-third after one year, two-thirds after two years and all after three years. During 2002 Robert Pereira held these offices.

                      EQUITY COMPENSATION PLAN INFORMATION

                                          NUMBER OF SECURITIES                           NUMBER OF SECURITIES
                                           TO BE ISSUED UPON       WEIGHTED AVERAGE     REMAINING AVAILABLE FOR
                                              EXERCISE OF         EXERCISE PRICE OF      FUTURE ISSUANCE UNDER
                                          OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,      EQUITY COMP PLANS
PLAN CATEGORY                             WARRANTS AND RIGHTS    WARRANTS AND RIGHTS        (EXCLUDING (A))
-------------                             --------------------   --------------------   -----------------------
                                               (a)                   (b)                      (c)
Equity compensation plans approved by
  stockholders..........................        177,995                  5.91                   121,255
Equity compensation plans not approved
  by stockholders.......................           None(1)(2)            None(1)                   None(1)
Total...................................        177,995                                         121,255

---------------

(1) The Company's Retirement Savings Partnership Plan, a 401-k plan (the "Plan"), was adopted by the Board of Directors effective August 1, 1997. Stockholder approval was not required. The Plan received proceeds from the termination of the Daniel Green Company and the Penobscot Shoe Company pension plans in 1998 and 2000, respectively. The net proceeds, after taxes, were used to purchase authorized and previously unissued shares of the Company. Those shares are and have been allocated annually to the accounts of qualified employees based on compensation and years of service. A total of 305,287 shares remained unallocated as of March 28, 2003.

(2) See footnotes 6 and 7 to table at "Security Ownership of Certain Beneficial Owners and Management" for options and conversion rights granted to James R. Riedman and Riedman Corporation in connection with financial guaranties and loans granted to the Corporation.

                       EXECUTIVE OFFICERS OF THE COMPANY

     In addition to Mr. Riedman, Mr. Tunney and Mr. Pfander who are also directors, Mr. Wolf is Chief Financial Officer and Treasurer. Prior to joining the Company on February 1, 2003, Mr. Wolf was employed as Senior Vice President, Finance & Controller of Callaway Golf Company where he worked for 11 years. Mr. Wolf is 42 years of age and a certified public accountant. During 2002 and until the election of Mr. Wolf, Robert Pereira served in those offices.

                 COMPENSATION OF EXECUTIVE OFFICERS DURING 2002

     The following information concerning annual and long-term compensation is furnished for the years 2000, 2001 and 2002 with respect to the Chief Executive Officer of the Company and each executive officer of the Company who received compensation for 2002 which exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                 ANNUAL COMPENSATION                 COMPENSATION
                                       ----------------------------------------   ------------------
                                                                   OTHER ANNUAL       SECURITIES
NAME AND PRINCIPAL POSITION            YEAR    SALARY     BONUS    COMPENSATION   UNDERLYING OPTIONS
---------------------------            ----   --------   -------   ------------   ------------------
James R. Riedman.....................  2002   $ 85,000         0        (1)                     0(2)
  (Chairman and CEO).................  2001   $ 75,000         0        (1)                     0(2)
                                       2000   $ 25,000         0        (1)                     0(3)
Greg A. Tunney.......................  2002   $200,280   $58,084        (1)         25,000 Shares
  (President and COO.................  2001   $181,883         0        (1)                     0
  since April 1998)..................  2000   $178,675         0        (1)         50,000 Shares
Wilhelm Pfander......................  2002   $139,465   $41,500        (1)         10,000 Shares
  (VP-Sourcing & Development.........  2001   $125,154         0        (1)                     0
  since 2000)........................  2000   $ 99,900         0        (1)          5,000 Shares(4)
Robert M. Pereira....................  2002   $139,362   $40,244        (1)          2,500 Shares
  (CFO and Treasurer since...........  2001   $123,302         0        (1)         15,000 Shares
  November 2000)

---------------

(1) Other annual compensation, if any, did not exceed the lesser of $50,000 or 10% of salary and bonus.

(2) Options for 1,449 shares and 5,000 shares were granted in 2001 and 2002, respectively, to Mr. Riedman (and to each of the other directors of the Company who was not a full-time employee) as part of his annual retainer fee as director and not as part of his compensation.

(3) An option for 50,000 shares was granted in 2000 to Riedman Corporation of which James R. Riedman is President, in connection with guaranties provided by Riedman Corporation for certain bank financing for the Company.

(4) The Company in 2000 also entered into a deferred compensation agreement with Mr. Pfander whereby it will pay him $100,000 during the first year following his retirement after age 65.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                           PERCENT OF TOTAL
                       NUMBER OF SHARES   OPTIONS GRANTED TO   EXERCISE                        POTENTIAL REALIZABLE VALUE
                          UNDERLYING         EMPLOYEES IN      PRICE PER   EXPIRATION          AT ASSUMED ANNUAL RATES OF
NAME                   OPTIONS GRANTED       FISCAL YEAR         SHARE        DATE      STOCK PRICE APPRECIATION FOR OPTION TERM
----                   ----------------   ------------------   ---------   ----------   -----------------------------------------
James R. Riedman.....      (1)               (1)                 (1)         (1)                5%                         10%
Greg A. Tunney.......       25,000               39%             $7.25      2/27/12           $ --                        $ --
Wilhelm Pfander......       10,000               16%             $7.25      2/27/12           $ --                        $ --
Robert M. Pereira....        2,500                4%             $7.25      2/27/12           $ --                        $ --

---------------

(1) Options for 1,449 shares and for 5,000 shares were granted in 2001 and 2002, respectively, to Mr. Riedman and each of the other directors of the Company who is not a full-time employee as part of his annual retainer fee as director. The Company does not deem these options to Mr. Riedman as compensation for his services as CEO.

(2) The market price of Phoenix Footwear Group, Inc. stock at December 31, 2002 was $6.85.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                    AND FISCAL YEAR END (FYE) OPTION VALUES

                                                              NUMBER OF SHARES          VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED           IN THE MONEY
                             SHARES ACQUIRED    VALUE          OPTIONS AT FYE              OPTIONS AT FYE
NAME                           ON EXERCISE     REALIZED   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                         ---------------   --------   -------------------------   -------------------------
James R. Riedman...........         0             0                      0(1)                        0(1)
Greg A. Tunney.............         0             0               75,000/0                    $164,500
Wilhelm Pfander............         0             0               15,000/0                    $ 16,450
Robert M. Pereira..........         0             0               17,500/0                    $ 51,000

---------------

(1) See footnote (1) to preceding table.

(2) The market price of Phoenix Footwear Group, Inc. stock at December 31, 2002 was $6.85.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION; BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The members of the Board Compensation Committee during 2002 were Messrs. Pflugfelder, DePerrior and Bloomberg. None of them is or was (a) an officer or employee of the Company or its subsidiary, or (b) an employee of an entity whose board of directors (or compensation committee) includes an executive officer of the Company or (c) an employee of a entity who directly or indirectly benefits from its transactions with the Company or (d) a family member of a person whose compensation is in any way affected by any Company executive officer.

     The Compensation Committee's considerations in determining the 2002 compensation recommended to the Board for its Chief Executive Officer included the fact that Mr. Riedman is not a full-time employee of the Company and the leadership which he has provided in identifying and pursuing growth initiatives, disposing of underperforming properties, reducing the Company's indebtedness and enhancing the perception of the Company's stock, all factors directly related to the Company's performance in 2002. The Committee's recommendation was approved by the Board. With Mr. Riedman becoming a full-time Chief Executive Officer on March 1, 2003, the Compensation Committee recommended to the Board that his annual compensation be increased to $225,000 and that he be awarded a stock option for 33,333 shares to vest one-third after one year, two-thirds after two years and all after three years. The exercise price is $6.26 per share, the market price of the Company's common stock at the close of business on March 1, 2003 and the term is 10 years. Mr. Bloomberg dissented from the Committee's recommendation as to the option. The Board approved the Committee's recommendation.

     The Committee's compensation policies with respect to the other executive officers are similar, namely, to reward performance in achieving targeted goals for the Company as a whole or the officer's area of responsibility.

                                          Respectfully submitted,

                                          The Compensation Committee:
                                          Gary E. Pflugfelder
                                          Steven M. DePerrior
                                          Edward Bloomberg

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Riedman Corporation, a holding company which, until January, 2000, included a commercial insurance agency, obtained property and casualty insurance for the Company. During 2000, the Company paid approximately $162,569 for such insurance coverage. Riedman Corporation's total fees in connection with this transaction was less than approximately $30,000.

     In connection with the bank financing for its acquisition of Penobscot Shoe Company and the resulting dissenters' action, the Company twice required the guaranties of Riedman Corporation. In consideration therefor, the Board of Directors (Mr. Riedman abstaining) granted Riedman Corporation two options for 50,000 shares each to purchase Phoenix Footwear Group, Inc. common stock for 10 years. The first was given on September 1, 1999 and has an exercise price of $4.75 per share, $1.00 per share more than the market price on that date. The second was given on January 19, 2001 and has an exercise price of $3.75 per share, the market price on that date.

     In order to assist the Company with its working capital requirements, Mr. Riedman loaned the Company $750,000 on April 11, 2001. The note evidencing the indebtedness was due in one year and was converted in accordance with its terms into 203,804 shares of common stock at $3.68, the market price of the stock on April 11, 2001. At the same time, Mr. Riedman was granted an option to purchase 25,000 shares for 10 years at $3.68 per share. The Company's continuing cash requirements necessitated an increase in the Company's bank line and on June 1, 2001 Mr. Riedman guaranteed a portion thereof for which he was granted an option to purchase 50,000 shares for 10 years at $3.50 per share, the market price of the stock on that date.

     On June 1, 2001 the Board of Directors of the Company and the Retirement Committee of the Retirement Plan approved the Company's sale and the Plan's purchase of 391,297 newly issued shares of common stock at $5.15 per share ($2,015,180 aggregate) the "fair market price" determined by an independent appraisal company. The shares are allocated to the accounts of Retirement Plan participants (Company employees) annually over seven years. The funds for the purchase were transferred to the Retirement Plan from surplus funds remaining after termination of the pension plan of the Company's subsidiary, Penobscot Shoe Company. Messrs. Riedman and DePerrior are members of the Retirement Committee which has the right to vote the Retirement Plan's shares which total 418,501.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who hold more than 10% of its Common Stock to file with the Securities and Exchange Commission (the "SEC") reports of ownership and changes in ownership of Common Stock. Officers, directors and greater-than-10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, with respect to its 2002 fiscal year, all filing requirements applicable to the Company's officers, directors and greater-than-10% stockholders were complied with.

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on Phoenix Footwear Group, Inc. common stock to the Standard & Poor's Small Cap 600 Index and The Standard & Poor's 600 Footwear Index, assuming an investment of $100 at the beginning of the period indicated. These Indices are weighted based on the market capitalization of the companies included in each Index.

                                  [LINE GRAPH]

--------------------------------------------------------------------------------
                        1997      1998      1999      2000      2001      2002
--------------------------------------------------------------------------------
 Phoenix Footwear      $100.00   $87.08    $102.33   $104.91   $117.57   $177.00
 S & P 600 Footwear    $100.00   $79.77    $96.53    $185.55   $136.99   $170.10
 S & P Small Cap 600   $100.00   $97.79    $109.39   $120.99   $128.18   $108.29

The Phoenix Footwear Group Index is based upon the closing price of Phoenix Footwear Group Common Stock at December 31, 1997, of $3.87 and closing prices on December 31, 1998, 1999, 2000, 2001 and 2002 of $3.37, $3.96, $4.06, $4.55 and
$6.85, respectively.

* Cumulative shareholder return is calculated assuming an initial investment at December 31, 1997 of $100.

            PROPOSAL 2 -- RATIFICATION OF THE SELECTION OF AUDITORS

     The Company's consolidated financial statements for the year ended December 31, 2002 were audited by Deloitte & Touche LLP ("Deloitte"), independent certified public accountants. Deloitte (or a predecessor firm) has served as the Company's independent auditors since 1973. The Board of Directors, on the recommendation of the Audit Committee, has appointed Deloitte as the independent auditors of the Company for 2003, subject to ratification by the stockholders.

     A representative of Deloitte will be present at the meeting to answer questions and make a statement if he desires to do so.

     The Board of Directors recommends a vote FOR the ratification of its selection of Deloitte & Touche LLP as the Company's independent auditors. In the event that stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board of Directors.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee has reviewed and discussed with management the Company's consolidated financial statements audited by Deloitte. It has also discussed with Deloitte the matters required to be discussed by Statement on Auditing Standards 61 including the role of the auditor, the Company's significant accounting policies, the methodology used by management in making significant accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates, the methodology used by management in making significant adjustments in the financial statements, any disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements, any difficulties encountered in performing the audit, and certain other matters. Deloitte has provided the Committee with the written disclosures and letter required by Independent Standards Board Statement No. 1 and the Committee has discussed with Deloitte, Deloitte's independence. Based on the review and discussions mentioned, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for 2002 for filing with the Securities Exchange Commission.

                                          Respectfully submitted,

                                          The Audit Committee:
                                          Edward Bloomberg
                                          Gregory M. Harden
                                          Gary E. Pflugfelder

                                   AUDIT FEES

     The aggregate fees billed by Deloitte for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2002 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q ("Audit Fees") for that fiscal year were $8,334.

          FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     Deloitte did not perform professional services for information technology services relating to financial information systems design and implementation ("IT Fees") for the fiscal year ended December 31, 2002.

                                 ALL OTHER FEES

     The aggregate fees billed by Deloitte for services rendered to the Company, other than the services for which "Audit Fees" and "IT Fees" were charged for the fiscal year ended December 31, 2002 were $87,372, including audit related services of approximately $5,800 and non-audit services of $81,572. Audit related services include audits of employee benefit plans.

     The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

          PROPOSAL 3 -- AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                 TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

     On February 28, 2003, the Board unanimously approved a resolution, subject to stockholder approval, to amend Paragraph 4 of the Company's Certificate of Incorporation ("Certificate") to increase the number of authorized shares of common stock from 6,000,000 to 50,000,000 and to increase the number of authorized shares of preferred stock from 1,000 to 500,000. The affirmative vote of holders of a majority of the outstanding shares of common stock entitled to vote is required to adopt the proposed amendment. The amendment, if approved by the stockholders, will take effect at the close of business on May 22, 2003.

     The Board of Directors recommends a vote FOR approval of the amendment, a copy of which is attached as Exhibit A.

     The Company presently is authorized to issue 6,000,000 shares of common stock having a par value of $.01 per share. As of March 28, 2003, there were 2,166,098 shares of common stock issued and outstanding. Of the remaining shares, 421,328 shares are reserved for unexercised options [200,000 to Mr. Riedman, Riedman Corporation and another (see "Security Ownership of Certain Beneficial Owners and Management") and 221,328 to employees and directors under the Company's Long-Term Incentive Plan (the "Plan")] and 62,922 shares are reserved for future grants under the Plan.

     The Board also approved on February 28, 2003 a two-for-one split of the Company's common stock, par value $.01 per share, subject to the stockholders' approval of the Proposal to increase authorized shares. If Proposal 3 is approved, stockholders of record on a date to be selected by the Executive Committee shall be entitled to receive stock certificates representing one share of common stock for each share held by them on the record date. Certificates would be mailed shortly thereafter.

     The purpose of the amendment is to provide the Company with additional shares of common stock which may be made available for future financing and acquisition transactions, stock dividends or splits, employee benefit plans and other general corporate purposes. If the amendment is approved, the Company also will have greater flexibility in the future to issue shares in excess of those presently authorized, without the expense and delay of a special stockholders meeting.

     Except in connection with its stock option plans discussed above, the Company currently has no arrangements or understandings for the issuance of additional shares of common stock and, as set forth in the

Company's Certificate, no holder of common stock has any preemptive right with respect to the common stock. If the Board deems it in the best interests of the Company and the stockholders to issue additional shares of common stock in the future, the Board will have the authority to determine the terms of the issuance and, generally, would not seek further authorization by vote of the stockholders unless such authorization is required by applicable law or regulations.

     Should the Board desire to issue additional shares of common stock in the future, such issuance of additional shares could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company's Board. The Company has no knowledge that any person intends to effect such a transaction.

       PROPOSAL 4 -- AMENDMENT TO THE COMPANY'S 2001 LONG-TERM INCENTIVE
          PLAN TO INCREASE SHARES OF COMMON STOCK RESERVED FOR AWARDS

     On February 28, 2003 the Board of Directors unanimously approved a resolution, subject to stockholder approval, to amend Section 4(a) of the Company's 2001 Long-Term Incentive Plan (the "Plan") to increase from 300,000 to 500,000 the number of shares of Common Stock which may be awarded thereunder. As of March 28, 2003, options to purchase 221,328 shares are outstanding and 62,922 shares remain available for future awards. Management believes that more shares are needed for it to provide adequate incentives to more employees and to afford it flexibility in negotiating terms of possible acquisitions.

     The Board of Directors recommends a vote FOR approval of the amendment to the Plan to increase from 300,000 to 500,000 the number of shares of common stock which an be awarded thereunder.

                       PROPOSALS FOR NEXT ANNUAL MEETING

     A stockholder proposal submitted for inclusion in the proxy and proxy statement relating to the next Annual Meeting of Stockholders of the Company must be received by the Company no later than December 28, 2003.

     STOCKHOLDERS OF RECORD AS OF THE CLOSE OF BUSINESS ON APRIL 11, 2003 AND BENEFICIAL OWNERS OF THE COMPANY'S COMMON STOCK ARE ENTITLED TO RECEIVE A COPY WITHOUT CHARGE OF THE COMPANY'S 2002 ANNUAL REPORT TO THE SEC ON FORM 10-K. STOCKHOLDERS WHO WISH TO RECEIVE A COPY OF THIS REPORT SHOULD WRITE TO: KENNETH WOLF, CHIEF FINANCIAL OFFICER, PHOENIX FOOTWEAR GROUP, INC., 5759 FLEET STREET, CARLSBAD, CALIFORNIA 92008.

                                          GARY E. PFLUGFELDER
                                          Secretary

April 22, 2003

                                                                       EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

     PHOENIX FOOTWEAR GROUP, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

     RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended, said Article shall read as follows:

          "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 50,500,000 shares, consisting of 50,000,000 shares of Common Stock, par value $.01 per share, and 500,000 shares of Preferred Stock, par value $.01 per share.

          "The Preferred Stock may be issued at any time and from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate of designation pursuant to the applicable provisions of the General Corporation Law of the State of Delaware (hereinafter referred to as a "Preferred Stock Certificate of Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, power, preferences and rights of shares of each such series and the qualifications, limitations and restrictions thereof.

          "The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

             (a) the designation of the series, which may be by distinguishing number, letter or title;

             (b) the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the applicable Preferred Stock Certificate of Designation) increase or decrease (but not below the number of shares thereof then outstanding);

             (c) whether dividends, if any, shall be cumulative or non-cumulative and the dividend rate of the series;

             (d)  the dates on which dividends, if any, shall be payable;

             (e) the redemption rights and price or prices, if any, for shares of the series;

             (f) the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

             (g) the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

             (h) whether the shares of the series shall be convertible or exchangeable into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

             (i) restrictions on the issuance of shares of the same series or of any other class or series;

             (j) the voting rights, if any, of the holders of shares of the series; and

             (k) such other terms and provisions as the Board of Directors may determine."

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of its stockholders was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said PHOENIX FOOTWEAR GROUP, INC. has caused this certificate to be signed by James R. Riedman, Chairman and Chief Executive Officer, this 22nd day of May, 2003.

                                          PHOENIX FOOTWEAR GROUP, INC.

                                          By: /s/ JAMES R. RIEDMAN
                                          --------------------------------------
                                            JAMES R. RIEDMAN
                                            Chairman and Chief Executive Officer

                                      PROXY

                          PHOENIX FOOTWEAR GROUP, INC.

    ANNUAL MEETING OF STOCKHOLDERS - THURSDAY, MAY 22, 2003, AT 9:00 A.M.

The undersigned stockholder in Phoenix Footwear Group, Inc. (the "Company") hereby appoints James R. Riedman and Greg A. Tunney, or any of them, proxies for the undersigned with all the powers the undersigned would possess if personally present, to vote all common stock of the undersigned in the Company at the Annual Meeting of Stockholders of said Company on May 22, 2003 and at all adjournments thereof, for the election of seven directors, upon the proposal to ratify the appointment of Deloitte & Touche LLP as auditors for 2003, upon a proposal to amend the Certificate of Incorporation to increase the authorized shares, upon the proposal to increase the number of shares which may be awarded under the Company's 2001 Long-Term Incentive Plan, and, in their discretion, upon any other matter which may properly come before said meeting or any adjournment. The undersigned hereby revokes all previous proxies.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. UNLESS OTHERWISE INSTRUCTED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 and 4 SET FORTH ON THE REVERSE SIDE.

SEE REVERSE             CONTINUED AND TO BE SIGNED ON REVERSE        SEE REVERSE
   SIDE                                                                  SIDE

--------------------------------------------------------------------------------
                                   DETACH HERE

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

             MANAGEMENT RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4

1. Election of seven Directors.

NOMINEES: Edward Bloomberg, Steve M. DePerrior, Gregory M. Harden, Wilhelm Pfander, Gary E. Pflugfelder, James R. Riedman and Greg A. Tunney

      [_] FOR [_] WITHHELD

      [_] For all nominees except
                                   ---------------------------------------------

2. To ratify the appointment of Deloitte & Touche, LLP as auditors for the Company for 2003.

      [_] FOR [_] AGAINST [_] ABSTAIN

3. To approve the amendment of the Certificate of Incorporation to increase the number of common and preferred authorized shares.

      [_] FOR [_] AGAINST [_] ABSTAIN

4. To approve the amendment to the Company's 2001 Long-Term Incentive Plan to increase the number of shares of common stock which may be awarded thereunder.

      [_] FOR [_] AGAINST [_] ABSTAIN

PLEASE COMPLETE, SIGN, DATE AND RETURN IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

                        Signature:
                                  ----------------------------------------------

                        Date:
                             ---------------------------------------------------


                        Co-Owner Signature:
                                        ----------------------------------------

                        Date:
                             ---------------------------------------------------